UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Cell Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 10, 2009, Cell Therapeutics, Inc. (the “Company”) sent the following letter regarding the Company’s Annual Meeting of Shareholders to Italian participating banks whose clients hold shares of the Company through Monte Titoli. The Company instructed such banks to forward a copy of this letter to the banks’ clients holding shares of the Company.

August 10, 2009

To Our Italian shareholders:

This letter relates to the Annual Shareholders’ Meeting (the “Annual Meeting”) of Cell Therapeutics, Inc. (the “Company”) to be held on October 20, 2009, at 10 a.m. (Seattle, Washington time), at the Company’s headquarters in Seattle, Washington. The purpose of the Annual Meeting is to resolve upon the following matters: (i) to elect three Class III directors, each to serve until the 2012 Annual Meeting; (ii) to approve an amendment to the 2007 Equity Incentive Plan to increase the number of shares available for issuance under the plan, in a reasonable amount to be determined by the Board of Directors; (iii) to approve an amendment to the 2007 Employee Stock Purchase Plan to increase the number of shares available for the issuance under the plan, in a reasonable amount to be determined by the Board of Directors; (iv) to ratify the selection of Stonefield Josephson, Inc. as our independent auditors for the year ending December 31, 2009; (v) to approve the issuance of shares of our common stock as consideration under the Second Amendment to Acquisition Agreement, which amends the Acquisition Agreement with Systems Medicine, Inc. dated as of July 24, 2007, as amended by that certain First Amendment to Acquisition Agreement dated as of January 6, 2009; (vi) to approve any matter which may be required by Washington law or any listing Authority whose regulations apply to the Company’s shares; and (vii) to transact such other business as may properly come before the meeting and all adjournments and postponements thereof (the “Annual Meeting Resolutions”). Shareholders of record at the close of business on September 14, 2009 will be entitled to vote at the Annual Meeting. Details of these proposals will be set forth in a proxy statement that will be made available shortly after the record date.

In order to allow the Annual Meeting to achieve the quorum required to validly resolve upon any or all of the Annual Meeting Resolutions with respect to those broker-dealers that have discretion to vote, we request that certain Italian banks make a book entry transfer of their share positions at Monti Titoli to their U.S. correspondent banks, which will then transfer the shares to an account of the Italian bank at a U.S. affiliate broker-dealer on the relevant record date. This process permits such broker-dealers under the securities laws of the United States and the rules of the New York Stock Exchange to vote these shares at each of the meetings for certain “routine” matters in the event that Italian shareholders do not instruct their broker to vote the shares pursuant to the modalities provided in the proxy statement. We have successfully used this method to increase the number of shares held by Italian shareholders represented for quorum purposes at the last five shareholders’ meetings. For a description of this process, please refer to the listing prospectus authorized for publication by Consob and published in January 2008.

We have asked certain Italian banks to again comply with this procedure in connection with the Annual Meeting to be held on October 20, 2009 to allow us to obtain a quorum at the Annual Meeting and votes from Italian shareholders on any or all of the Annual Meeting Resolutions, with reference to those broker-dealers that have discretion to vote.

Unless following receipt of this letter and prior to the deadline set by your depositary bank for the transfer you expressly instruct your depositary bank to abstain from taking any transfer action, your shares will be transferred to a U.S. affiliate broker-dealer as described above.

Following transfer of the shares as mentioned above, you will still be entitled to vote pursuant to the modalities set forth in the proxy statement for the annual meeting, which are explained below, or to provide instructions to the U.S. affiliate broker-dealer (through your depository bank) to abstain from taking any action in connection with your shares, including the exercise of the voting rights, on or before October 19, 2009.

Therefore, once the shares have been transferred on the relevant record date, if you do not provide voting instructions or do not provide instructions to your bank to abstain from taking any voting action on or before October, 19 2009 these shares will be voted by the U.S. broker pursuant to the discretionary authority granted them under Rule 452 of the New York Stock Exchange.

The Italian shareholders shall be informed that the transfer of the shares (as described above) itself does not allow the shareholders to vote via internet or telephone due to the fact that the shares are held, on an account of the Italian bank at a U.S. affiliate broker-dealer, in the name of the Bank.

For the purpose of voting via Internet or by phone, the shares shall be held directly by a U.S. broker account in the shareholder’s name. Once the shares of the Italian shareholder are held in custody by the broker-dealer affiliate, the latter shall be in a position to provide the Italian shareholder’s details to Broadridge, which is the condition to allow Broadridge to send the Annual Meeting documentation (including the proxy statement) and to assign to the Italian shareholders a Security Code to be used for voting on the website www.proxyvote.com or by calling the telephone number shown each time on the voting documentation.

All of our shareholders are cordially invited to attend our Annual Meeting. If you hold our stock in Italy through Monte Titoli, you may request from your broker a Certification of Participation in the Italian Central Depository System, which we refer to as your “Certification.” If you wish to attend our Annual Meeting and vote in person, please present your Certification at the door.

Alternatively:

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If you would like to vote by mail, you must obtain an Italian proxy card. If you do not receive an Italian proxy card with the proxy statement, you may print one from our Internet site once the proxy statement has been made available at www.CellTherapeutics.com. Please mark your votes on the Italian proxy card and return it and your Certification by mail to the address shown on the card by the deadline shown on the card. Your name as you write it on your Italian proxy card must exactly match your name as printed on your Certification. Italian privacy law prevents us from learning in advance the names of the persons holding Certifications. Thus, you must include your Certification (or a complete copy) in the same envelope as your Italian proxy card in order for your vote to be counted. This will provide proof to our inspector of elections that you have the right to vote.

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Holders of Certifications may also name a substitute proxy by any other means permitted by Washington law and our bylaws. If you use this alternate means, the person you name as your proxy must provide your Certification, or a complete copy thereof, together with your written authorization naming such person as your proxy, to our inspector of elections in order to verify the authenticity of your proxy designation.

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An Italian shareholder may also vote via Internet or by phone if his or her shares are held directly by a U.S. broker account in that shareholder’s name. To use this method, please promptly instruct your bank to transfer your shares to a U.S brokerage account (to be held in your name and for your account) prior to September 14, 2009. Once your shares are held by a U.S. broker in your name, you may receive the meeting documentation (including the proxy statement) at your address, together with a Security Code to be used for voting on the website www.proxyvote.com or by calling the telephone number shown each time on the voting documentation. Please contact your bank to understand the procedure associated with the transfer mentioned herein. Please note that the costs deriving from the transfer, including those debited or claimed by the United States broker for the management of the account in the US, shall be borne by the Italian shareholder requesting the transfer of its shares.

Please note that we expect the final proxy statement to be available on or about September 18, 2009, on the SEC’s website (www.sec.gov) and on the Company’s website (www.CellTherapeutics.com) and in paper form at your bank, at the office of Borsa Italiana S.p.A. and at the office of CTI Europe in Via L. Ariosto 23, Bresso (MI) within 15 business days from the filing of the proxy statement with the SEC and, in any case, at least 20 or 10 days prior to the date of the Annual Meeting (depending on the purposes of the Meeting).

Italian shareholders may also request to be registered in the Company’s shareholders book at any time as a record holder. Please contact your bank to understand the procedure for such registration, which would include, inter alia, the submission of a registration request (together with a ownership certification) to the Company’s transfer agent, the removal of your shares from Monte Titoli’s account and their transfer to the United States directly in your name. Please note that registration in the Company’s shareholders book may limit your disposal rights or make its exercise more complex.

We strongly encourage our Italian shareholders to obtain a Certification and submit it, together with an Italian proxy card, by mail to the address shown on the Italian proxy card. To this effect, we recommend to our Italian shareholders to contact their banks for the purposes of verifying the timing and the procedures for the exercise of the voting rights established by each broker on the basis of its internal procedure. You should also contact your bank if you wish to instruct the U.S. broker to abstain from taking any action in relation to your shares held by such broker. A significant percentage of our shares are held by persons in Italy. If our Italian shareholders do not take the time to vote, we will not obtain a quorum, we would therefore be unable to conduct any business at the Annual Meeting. Your vote is important. Please obtain a Certification and vote.

James A. Bianco, M.D.

/s/ James A. Bianco, M.D.
Chief Executive Officer Cell Therapeutics, Inc.